CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated January 8, 2001, which is incorporated by reference, in this Registration Statement (Form N-1A 33-9452) of General California Municipal Money Market Fund.





                                  [ERNST & YOUNG LLP SIGNATURE LOGO]


New York, New York
March 26, 2001